Exhibit 25.1
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY AND QUALIFICATION
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
AMERICAN STOCK TRANSFER & TRUST COMPANY
(Exact name of trustee as specified in its charter)

New York	13-3439945
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

59 Maiden Lane	10038
New York, New York	(Zip Code)
(Address of trustee’s
principal executive offices)
D. R. HORTON, INC.
(Exact name of obligor as specified in its character)

Delaware	75-2386963
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

301 Commerce Street, Suite 500
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
9.75% Senior Notes due 2010
(Title of the Indenture Securities)

GENERAL
1. General Information.
Furnish the following information as to the trustee:
a. Name and address of each examining or supervising authority to which it is subject.
New York State Banking Department, Albany, New York
b. Whether it is authorized to exercise corporate trust powers.
The Trustee is authorized to exercise corporate trust powers.
2. Affiliations with Obligor and Underwriters.
If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.
     None.
3. Voting Securities of the Trustee.
Furnish the following information as to each class of voting securities of the trustee:

As of April 30, 2008
COL. A	COL. B

Title of Class	Amount Outstanding
Common Shares — par value $600 per share.	1,000 shares
4. Trusteeships under Other Indentures.
a. The Trustee is trustee for certain 8% Senior Notes due 2009, certain 7.875% Senior Notes due 2011, certain 6.875% Senior Notes due 2013, certain 5.875% Senior Notes due 2013, certain 5% Senior Notes due 2009, certain 6.125% Senior Notes due 2014, certain 5.625% Senior Notes due 2014, certain 4.875% Senior Notes due 2010, certain 5.625% Senior Notes due 2016, certain 5.25% Senior Notes due 2015, certain 5.375% Senior Notes due 2012, certain 6% Senior Notes due 2011 and certain 6.5% Senior Notes due 2016, all issued by the Obligor under a certain Indenture dated as of June 9, 1997 as supplemented from time to time and all of which rank pari passu.

b. The Trustee is trustee for certain 9.75% Senior Subordinated Notes due 2010 issued by the Obligor under a certain Indenture dated as of September 11, 2000, as supplemented from time to time, which are subordinated to the Senior Notes referred to in 4. a. above.
5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.
     None.
6. Voting Securities of the Trustee Owned by the Obligor or its Officials.
     None.
7. Voting Securities of the Trustee Owned by Underwriters or their Officials.
     None.
8. Securities of the Obligor Owned or Held by the Trustee.
     None.
9. Securities of Underwriters Owned or Held by the Trustee.
     None.
10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.
     None.
11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.
     None.
12. Indebtedness of the Obligor to the Trustee.
     None.

13. Defaults by the Obligor.
     None.
14. Affiliations with the Underwriters.
     None.
15. Foreign Trustee.
     Not applicable.

16. List of Exhibits.

T-1.1 -	A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date — Exhibit A

T-1.4 -	A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date — Exhibit B

T-1.6 -	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 — Exhibit C

T-l .7 -	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority — Exhibit D

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, American Stock Transfer & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of May, 2008.

AMERICAN STOCK TRANSFER & TRUST COMPANY Trustee
By:	/s/ HERBERT J. LEMMER
Vice President

EXHIBIT A
State of New York
Banking Department
     I, DAVID S. FREDSALL, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed certificate entitled “AMENDED AND RESTATED ORGANIZATION CERTIFICATE OF AMERICAN STOCK TRANSFER & TRUST COMPANY Under Section 8007 of the Banking Law,” dated September 22, 2005 providing for a change in the address of the corporation’s principal office, and to clarify the Company’s ability to administer common or collective trusts.
     Witness, my hand and official seal of the Banking Department at the City of New York, this third day of November in the Year of our Lord Two Thousand and Five.

/s/ DAVID S. FREDSALL
Deputy Superintendent of Banks

AMENDED AND RESTATED ORGANIZATION CERTIFICATE
OF AMERICAN STOCK TRANSFER & TRUST COMPANY
UNDER SECTION 8007 OF THE BANKING LAW
          We, the undersigned, MICHAEL KARFUNKEL and CLARA KARFUNKEL, being respectively the President and Secretary of American Stock Transfer & Trust Company, do hereby certify that:
     1. The name of the corporation is “American Stock Transfer & Trust Company.” The name under which the corporation was originally formed was “American Trust Company.” The name of the corporation was changed from “American Trust Company” to “American Stock Transfer & Trust Company” by a Certificate of Amendment of the Organization Certificate effective December 28, 1987.
     2. The Organization Certificate of the corporation was approved by the Office of the Superintendent of Banks of the State of New York on October 1, 1987, a Certificate of Amendment of the Organization Certificate of the corporation was approved by the Office of the Superintendent of Banks of the State of New York on December 28, 1987, a Restated Organization Certificate of the corporation was approved by the Office of the Superintendent of Banks of the State of New York on April 13, 1988; and an Amended and Restated Organization Certificate of the corporation was approved by the Office of the Superintendent of Banks of the State of New York on January 13, 1992.
     3. The Organization Certificate of the corporation, as heretofore amended and restated, is hereby amended to reflect (i) a change in the address of the corporation’s principal office consistent with a change of location previously approved by the Office of the Superintendent of Banks of the State of New York on August 15, 2000 pursuant to Section 113 of the Banking Law, as set forth in Article SECOND, and (ii) a change to its business, affairs, rights and powers pursuant to Section 8001(2)(1) of the Banking Law, as set forth in Article SEVENTH, and, as so amended, the Organization Certificate of the corporation is hereby restated to read as herein set forth in full:
            “FIRST: The name of the corporation is American Stock Transfer & Trust Company.
            “SECOND: The place where its principal office is located is 59 Maiden Lane, Borough of Manhattan, City, County and State of
New York.
            “THIRD: The amount of the authorized capital stock of the corporation is Six Hundred Thousand Dollars ($600,000), and the number of shares into which such capital stock is divided is 1,000 shares, with a par value of $600 each.
            “FOURTH: All of the shares of capital stock of the corporation are classified as common shares.

            “FIFTH: The term of existence of the corporation is to be perpetual.
            “SIXTH: The number of directors of the corporation shall not be less than seven and not more than fifteen.
            “SEVENTH: The corporation is to exercise the powers conferred by Section 100 of the Banking Law, including corporate trust powers; personal trust powers; pension trust powers for tax qualified, pension trusts and retirement plans; and common or collective trust powers; provided, however, that the corporation shall neither accept deposits nor make loans except for deposits and loans arising directly from the exercise of its fiduciary powers as specified in this Article SEVENTH.”
     4. The foregoing Amended and Restated Organization Certificate was authorized by the unanimous written consent of the shareholders of the corporation.
     IN WITNESS WHEREOF, the undersigned have subscribed this Amended and Restated Certificate this 22 day of September, 2005.

/s/ Michael Karfunkel
Michael Karfunkel,
President

/s/ Clara Karfunkel
Clara Karfunkel,
Secretary

EXHIBIT B
BY-LAWS OF
AMERICAN STOCK TRANSFER & TRUST COMPANY
(A New York Corporation)

ARTICLE I. MEETINGS OF SHAREHOLDERS
     SECTION 1. Annual Meeting. The annual meeting of shareholders of American Stock Transfer & Trust Company (the “Company”) shall be held at such time within the first four calendar months of each year at such place in the City of New York as may from time to time be designated by the Board of Directors (the “Board”) for the election of directors and the transaction of such other business as may properly come before the meeting.
     SECTION 2. Special Meetings. Special meetings of shareholders may be called at any time by the Board, the President or the Chairman of the Board (the “Chairman”) or as otherwise provided by law or the organization certificate, as amended.
     SECTION 3. Action Without a Meeting. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without such a meeting by written consent, setting forth the action so taken signed by the holders of all outstanding shares entitled to vote thereon.
ARTICLE II. BOARD OF DIRECTORS
     SECTION 1. Number. The affairs of the Company shall be managed and its corporate powers exercised by a Board, which shall consist of not less than five nor more than fifteen members. The number of directors, within the maximum and minimum limits specified herein and in the organization certificate, as amended, may be increased or reduced from time to time either by the vote of a majority of the directors then in office or by the shareholders. In the event of any increase in the number of directors, additional directors may be elected either by the Board, in the manner herein prescribed for the filling of vacancies, or by the shareholders.
     SECTION 2. Vacancies. Vacancies not exceeding one-third of the entire Board may be filled by the vote of a majority of the directors then in office at any regular or special meeting of the Board, and directors so elected shall hold office for the balance of the unexpired term.
     SECTION 3. Quorum. One-half of the entire Board shall constitute a quorum for the transaction of business. If less than a quorum be present at any meeting duly called, a majority of those present may adjourn the meeting from time to time.
     SECTION 4. Action by the Board. Except as otherwise provided in these By Laws or by law, the vote of a majority of the directors present at the time of any vote, if a quorum is present at such time, shall be the act of the Board.
     SECTION 5. Special and Regular Meetings of the Board. Regular meetings of the Board shall be held without notice at such times and at such places as may, from time to time, be fixed by the Board. The first regular meeting after the annual meeting of shareholders shall be the annual meeting of the Board. Special meetings of the Board may be called by the Chairman or the President and shall be so called at the written request of any three directors. Notice of each special meeting shall be mailed or telegraphed not less than one day before the meeting. A notice, or waiver of notice, need not specify the purpose of any meeting of the Board.
     SECTION 6. Compensation. The compensation of the directors shall be fixed by the Board.
ARTICLE III. COMMITTEES
     SECTION 1. Executive Committee. There shall be an Executive Committee constituted as hereinafter provided, consisting of at least five directors, which shall possess and may exercise all the authority of the Board, except as otherwise provided by law. In the event a quorum shall not be present at any regular or special meeting of the Board, the directors present at such meeting, if not less than five, shall be constituted and meet as an Executive Committee and shall act only by the concurrent vote of a majority of the number present. The President or, in his absence, the Chairman, shall preside over any such Executive Committee meeting. In the absence of the President and the Chairman, the Executive Vice President shall preside over any such meeting.
     SECTION 2. Other Committees of the Board. The Board may appoint such other regular or special committees consisting of at least three directors and such officers or such other persons and having such powers and functions as the Board may prescribe. The Board may, from time to time, suspend, alter, continue or terminate any such committee or the powers and functions thereof.

     SECTION 3. Officers’ Committees. Subject to the approval of the Board, the President may appoint, or may provide for the appointment of, committees consisting of officers or other persons, which such chairmanships, vice chairmanships and secretaryships and such duties and powers as the President may, from time to time, designate and prescribe. The Board or the President may, from time to time, suspend, alter, continue or terminate any of such committees or the powers and functions thereof.
     SECTION 4. Compensation. The Board may provide for compensation to be paid to persons serving on committees appointed by the Board.
ARTICLE IV. OFFICERS
     SECTION I. (a) Titles, Election and Appointment. The Board shall, at its annual meeting, elect a President, a Chairman of the board and an Executive Vice President, each of whom shall be directors and each of whom shall hold office until the next annual meeting of the board and until a successor is elected and qualified. The Board shall also elect at such meeting, and may elect at any regular of special meeting, one or more Vice Chairman, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer and/or Controller, a Secretary and one more other officers as the Board may deem appropriate or desirable, all of whom shall hold their office until the next annual meeting of the Board and until their successors are elected and qualified. With the exception of the President and the Secretary, one person may hold more than one of the offices specified in this Section and may have such other titles as the Board may determine.
(b) The Board may appoint a General Administrative Board, consisting of, in addition to the President, the Chairman and the Executive Vice President, each Senior Vice President and such other officers as the Board may determine. The President may select alternates for officers appointed by the Board to the General Administrative Board to serve in the absence of officers appointed by the Board.
(c) The Board may, from time to time, grant or provide for the granting, to officers such particular supervisory and administrative responsibilities and authority and such additional titles and designations, if any, as the Board may deem appropriate.
(d) All officers shall be subject to the supervision and direction of the Board. The authority, duties and responsibilities of any officer of the Company may be suspended by the President, with or without cause and an officer elected or appointed by the Board may be removed by the Board, with or without cause. Any vacancy occurring in any office, unless such office shall be abolished by the

Board, may be tilled at any regular meeting of the Board or at any special meeting of the Board held for such purpose.
     SECTION 2. (a) Duties and Authority of the President, the Chairman and the Executive Vice President. The President shall be the Chief Executive Officer of the Company. The President shall direct the policies of the Company and shall have administrative authority over its business, affairs and property. The President shall be a member of all regular committees of the Board and, if specifically appointed thereto, of special committees of the Board, provided that the President shall not be a member of the examining committee. The President shall preside at meetings of the shareholders and the Board.
(b) The Chairman and the Executive Vice President shall participate in the direction of the policies of the Company and in the administration of its business, affairs and property and shall have such further duties and authority as may be conferred or required by law. The Chairman and the Executive Vice President shall, unless the Board otherwise provides, be members of all regular committees and the Board and, if specifically appointed thereto, special committees of the Board. In the absence of the President, the Chairman shall preside at the meetings of the shareholders and the Board, In the absence of both the President and the Chairman, the Executive Vice President shall preside at meetings of the shareholders and the Board.
     SECTION 3. Duties and Authority of Vice Presidents. Each Vice President who is a director and such other Vice Presidents who may, from time to time, be designated by the Board or the President shall, to the extent authorized by the Board or the President, participate in the supervision of the policies of the Company and in the administration of its business, affairs and property.
     SECTION 4. General Provisions. In addition to the duties and authority expressly conferred by these By-Laws or by a resolution of the Board, officers shall have such other duties and authority usually pertaining to their respective offices as well as such other duties and authority as may from time to time be assigned to them by the Board or by the President.
     SECTION 5. Compensation of Officers. Compensation of officers shall be fixed by the Board.

ARTICLE V. INDEMNIFICATION OF DIRECTORS. OFFICERS AND
OTHERS
     SECTION 1. Indemnification of Officers and Directors. The Company shall indemnify any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company against all judgments fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, to the fullest extent and in the manner set forth in and permitted by Article VII of the New York State Banking Law and any other applicable law, as from time to time in effect. The foregoing provision of this Article V shall be deemed to be a contract between the Company and each director and officer who serves in such capacity at any time while this Article V and the relevant provisions of Article VII of the New York State Banking Law and other applicable law, if any, are in effect, and, except to the extent otherwise required by law, any repeal or modification thereof shall not affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing or thereafter arising or any action, suite or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
     SECTION 2. Indemnification of Others. The Board in its discretion shall have power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee or agent of the Corporation.
     SECTION 3. Insurance. The Board in its discretion shall have the power to purchase and maintain insurance in accordance with, and subject to, the provisions of the New York State Banking Law.
ARTICLE VI. SIGNATURE AUTHORITY
The signature powers of officers and employees of the Company shall be fixed by the Board, which may confer upon certain officers the authority to delegate signature powers.

ARTICLE VII. SEAL
The Board shall provide a seal for the Company.
ARTICLE VIII. AMENDMENTS OF BY-LAWS
These By-Laws may be amended, revoked or suspended in a manner not inconsistent with law at any regular or special meeting of the board by the vote of a majority of the entire Board. Such amendment, revocation or suspension may be evidenced by resolution or otherwise as the Board may deem appropriate.

EXHIBIT C
Securities and Exchange Commission
Washington, DC 20549
Gentlemen:
Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

Very truly yours, AMERICAN STOCK TRANSFER & TRUST COMPANY
By:	/s/ HERBERT J. LEMMER
Vice President

Schedule RC 13
EXHIBIT D
Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2007
     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC - Balance Sheet

Dollar Amounts in Thousands		Bil Mil Thou
Assets
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Non interest-bearing balances and currency and coin (1)	RCON0081	3,869	1.a.
b. Interest-bearing balances (2)	RCON0071	6,026	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	11,090	2.b.
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell (3)	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCON5369	0	4.a.
b. Loans and leases, net of unearned income	RCONB528	0	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	0	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	0	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (Including capitalized leases)	RCON2145	11,417	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCON2130	0	8.
9. Not applicable
10. Intangible assets:
a. Goodwill	RCON3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	15,875	10.b.
11. Other assets (from Schedule RC-F)	RCON2160	15,192	11.
12. Total assets (sum of items 1 through 11)	RCON2170	63,469	12.

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements, regardless of maturity.

Schedule RC 14
EXHIBIT D
Schedule RC — Continued

Dollar Amounts in Thousands		Bil Mil Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	0	13.a.
(1) Noninterest-bearing (1)	RCON6631	0	13.a.	(1)
(2) Interest-bearing	RCON6638	0	17a(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)	RCONB993	0	14a
b. Securities sold under agreements to repurchase (3)	RCONB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (Includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3180	0	16.
17. Not applicable
18 Not applicable
18. Subordinated notes and debentures (4)	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	5,852	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	5,852	21.
22. Minority interest in consolidated subsidiaries	RCON3000	0	22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	600	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	38,609	25.
26.
a. Retained earnings	RCON3832	17,518	26.a.
b. Accumulated Other comprehensive Income (6)	RCON8530	889	28.b.
27. Other equity capital components (8)	RCONA130	0	27.
28. Total equity capital (sum of items 23 through 27)	RCON3210	57,616	28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCON3300	63,468	29.
Memorandum
To be reported with the March Report of Condition

NUMBER
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2006
RCON6724	N/A	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s Internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, Item 16, “Other borrowed money.”

(3)	Includes all securities repurchase agreements, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.